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                                     BYLAWS

                                       OF

                            CAPITAL CORP OF THE WEST

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                                    ARTICLE I

                                     OFFICES

SECTION 1.1.   PRINCIPAL OFFICE.

     The location of the corporation's principal executive office shall be as designated at the end of this paragraph. The Board of Directors may change the location of the principal executive office to any place within or outside of California. If the principal executive office is located outside of California and Capital Corp of the West has one or more business offices in California, the Board of Directors shall fix and designate a principal business office in California.

     The principal executive office is located at:

          1160 West Olive Avenue, Suite A
          Merced, California 95348

SECTION 2.1.   OTHER OFFICES.

     Branch or subordinate offices may be established at any time and at any place by the Board of Directors.


                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 2.1.   PLACE OF MEETINGS.

     Meetings of shareholders may be held at any place within or outside of California as designated by the Board of Directors and stated in the notice of the meeting. If no place is so specified, shareholders' meetings shall be held at Capital Corp of the West's principal executive office.


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SECTION 2.2.   ANNUAL MEETING.

     Annual meetings of the shareholders shall be held on the date and time specified below, unless the President of the corporation has sent timely notice of a different date or obtains a written waiver executed by all those entitled to notice. If the annual meeting date falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected and any other proper business within the power of the shareholders may be transacted.

     Date:     Second Tuesday in May
     Time:     7:00 p.m.

SECTION 2.3.   SPECIAL MEETINGS; HOW CALLED.

     A special meeting of the shareholders may be called at any time by any of the following: the Board of Directors, the chairman of the Board, the president, any vice president, or one or more shareholders holding shares that in the aggregate are entitled to cast no less than 10 percent of the votes at that meeting. For special meetings called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing to the chairman of the Board, the president, vice president, or secretary, specifying a time and date for the proposed meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business to be transacted. Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote at the meeting and to Capital Corp of the West's legal counsel. The notice shall state that a meeting will be held at the time requested by the person(s) calling the meeting, and shall state the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall limit, fix, or affect the time or notice requirements for shareholder meetings called by the Board of Directors.

SECTION 2.4.   NOTICE OF MEETINGS; TIME AND CONTENTS.

     Unless waived in writing by unanimous consent, notice of meetings of shareholders shall be sent or otherwise given not less than 10 nor more than 60 days before the meeting date. The notice shall specify the place, date, and hour of the meeting. It shall also state (a) for special meetings, the general nature of the proposed business, or (b) for annual meetings, those matters which the Board of directors at the time of giving the notice intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees and persons whom the Board intends to present for election, as of the date of the notice. The notice shall also state the general nature of any proposed action at the meeting to approve:

     (a) A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

     (b) An amendment of the Articles of Incorporation under Section 902 of that Code;


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     (c)  A reorganization under Section 1201 of that Code;

     (d) A voluntary dissolution of Capital Corp of the West under Section 1900 of that Code; or

     (e) A distribution in dissolution that requires approval of the outstanding shares under Section 2007 of that Code.

     The manner of giving notice and the determination of shareholders entitled to receive notice shall be in accordance with these bylaws.

SECTION 2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

     Notice of any shareholders' meeting shall be given either (a) personally, or (b) by first-class mail or by telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation's books or supplied by the shareholder for purposes of notice. If Capital Corp of the West has no such address for a shareholder, notice shall be either (a) sent by first-class mail addressed to the shareholder at Capital Corp of the West's principal executive office, or (b) published at least once in a newspaper of general circulation in the county where Capital Corp of the West's principal executive office is located. Notice is deemed to have been given at the time it was delivered personally, deposited in the mail, or sent by other means of written communication.

     If any notice or report mailed to a shareholder at the shareholder's address (as specified in the preceding paragraph) is returned marked "unable to deliver" at that address, subsequent notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at its principal executive office for one year from the date on which the notice or report was sent to the other shareholders.

     An affidavit, certificate, or declaration of mailing (or other authorized means of delivery) of any notice of shareholders' meeting, report, or other document sent to shareholders may be executed by the corporate secretary, assistant secretary, or transfer agent, and filed in the corporation's minute book.

SECTION 2.6.   ADJOURNED MEETINGS; NOTICE.

     Shareholders' meetings (either annual or special) may be adjourned from time to time by a vote of the majority of the shareholders represented at that meeting in person or by proxy, whether or not a quorum is present; however, in the absence of a quorum, no other business may be transacted, except as specifically authorized in these bylaws.

     If a meeting is adjourned to another time or place, new notice is not required if the new time and place were announced at the original meeting, unless (a) the Board sets a new record date for this purpose, or (b) the adjournment is for more than 45 days from the original meeting


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date, in which case the Board must set a new record date.  If a new record date is set, new notice shall be given to the shareholders of record as of that date, in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.

SECTION 2.7.   WAIVER OF NOTICE OR CONSENT BY ABSENTEES.

     The transactions of any shareholders' meeting, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote but not present at the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. Shareholders' signatures may be obtained either before or after the meeting. The waiver of notice or consent need not specify either the intended business or the purpose of the meeting, except that if action is taken or proposed to be taken regarding any of the matters specified in Section 601(f) of the California Corporations Code (and listed above in the paragraph on contents of notices of shareholder meetings), the general nature of the action or proposed action must be stated in the waiver of notice or consent. All written waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Notice is also waived by a shareholder's attendance at the meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance and failure to object to the validity of the meeting, however, does not constitute a waiver of any right to object expressly, at a meeting, to consideration of matters required by law to be included in the notice of the meeting which were not so included.

SECTION 2.8.   ACTION BY WRITTEN CONSENT WITHOUT A MEETING.


     Any action that could be taken at an annual or special meeting of shareholders, except for the election of directors (see following paragraph), may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voting.

     Directors may be elected without a meeting only by the unanimous written consent of all shares entitled to vote for the election of directors, except that vacancies the board is entitled to fill (vacancies other than those caused by removal of a director) may be filled by the written consent of a majority of the outstanding shares entitled to vote.

     All written consents shall be filed with the secretary of Capital Corp of the West and maintained in the corporate records. Anyone who has given a written consent may revoke it by a writing received by the secretary of Capital Corp of the West before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.


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     Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by California Corporations Code Section 310 (transactions in which a director has a financial interest), Section 317 (indemnification of corporate agents), Section 1201 (corporate reorganization), or Section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in these bylaws for notice of shareholders' meetings.

SECTION 2.9.   RECORD DATE FOR SHAREHOLDER NOTICE AND VOTING.

     (a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders' meeting, the Board may fix in advance a record date that is not more than 60 days nor less than 10 days before the date of any such meeting, or not more than 60 days before any such action without a meeting.

     (b)  If no record date has been fixed:

     (i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in these bylaws, the business day next preceding the day on which the meeting is held;

     (ii) The record date for any other purpose shall be as set forth in the section of these bylaws regarding record date for purposes other than notice and voting.

     (c) A determination of shareholders of record entitled to receive notice of and vote at a shareholders' meeting shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

     However, the Board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

     (d) Except as otherwise required by law, only shareholders of record on Capital Corp of the West's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection
(a) of this section, notwithstanding any transfer of shares on Capital Corp of the West's books after the record date.

SECTION 2.10.  QUORUM.

     Except as otherwise required by statute, the presence in person or by proxy of the holders of the following portion of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business:


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          Fifty percent

     The shareholders present at a duly called or held meeting at which a quorum was initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum; however, any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

SECTION 2.11.  VOTING.

     Capital Corp of the West shall determine the shareholders entitled to vote at any shareholders' meeting in accordance with bylaw provisions for record date, subject to Sections 702 through 704 of the California Corporations Code (concerning the voting of shares held by a fiduciary, a corporation, or joint owners). Except as otherwise provided by law or as otherwise provided in the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders.

     The shareholders may vote by voice vote or by ballot, except that if any shareholder so demands before the voting begins, any election for directors must be by ballot. On any matter other than the election of directors, a shareholder may vote part of his or her shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder does not specify the number of shares being voted, it will be conclusively presumed that the shareholder's vote covers all shares which that shareholder is entitled to vote.

     If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such affirmative vote also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by statute or by the Articles of Incorporation.

SECTION 2.12.  CUMULATIVE VOTING.

     Cumulative voting for the election of directors is not permitted at any time when this corporation is a "listed corporstion" as defined in Corporations Code Section 301.5 or any successor statute.

SECTION 2.13.  PROXIES.

     Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of Capital Corp of the West. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact.


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     A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) it is revoked by the person who executed the proxy, either by a writing delivered to Capital Corp of the West before the proxy has been voted, or by attendance at the meeting; or (b) Capital Corp of the West receives written notice of the shareholder's death or incapacity before the vote pursuant to that proxy has been counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless the proxy itself provides otherwise.

     Proxies stating on their face that they are irrevocable shall be governed by Sections 705(e) and 705(f) of the California Corporations Code.

SECTION 2.14.  VOTING TRUSTS.

     If any shareholders file a voting trust agreement with Capital Corp of the West, Capital Corp of the West shall take notice of its terms and trustee limitations.

SECTION 2.15.  ELECTION INSPECTORS.

     Before any shareholders' meeting, the Board of directors may appoint any persons other than nominees for office to act as election inspectors. If no election inspectors have been so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint election inspectors at the meeting. The number of inspectors shall be either 1 or 3. If inspectors are appointed at the meeting on the request of one or more shareholders or their proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether 1 or 3 inspectors are to be appointed. If any inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint a person to fill that vacancy. These inspectors shall (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 2.16.  NOMINATIONS FOR ELECTION OF DIRECTORS.

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of Capital Corp of the West entitled to vote for the election of Directors. Notice of Intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of Capital Corp of the West by the later of: (I) the close of business 21 days prior to any meeting to stockholders called for the election of Directors, or
(ii) 10 days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee;


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(b) the principal occupation of each proposed nominee; the number of shares of capital stock of Capital Corp of the West owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of Capital Corp of the West owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (h) a statement regarding the nominee's compliance with
Article II, Section 2.17 of these Bylaws. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of Article II,
Section 2.16 of these Bylaws will be provided to any shareholder upon receipt of a written request therefore, addressed to the President of Capital Corp of the West.

2.17.  QUALIFICATION OF DIRECTORS.

     No person shall be a member of the Board of Directors (a) who is a director, officer, employee, agent, nominee, or attorney for any other financial institution, lender, or bank holding company, or affiliate or subsidiary thereof, engaged in business in California, or (b) who has been or is the nominee of anyone who has any contract, arrangement or understanding with any other financial institution, lender, or bank holding company, or affiliate or subsidiary thereof, engaged in business in California, or with any officer, director, employee, agent, nominee, attorney or other representation thereof, pursuant to which he will reveal or in any way utilized information obtained as a director or that he will, directly or indirectly, attempt to effect or encourage any action of Capital Corp of the West.

     The Board of Directors of Capital Corp of the West or a committee thereof, shall make the determination whether any person who seeks to become a director complies with the provisions of this Article II, Section 2.17.


                                   ARTICLE III

                                    DIRECTORS

SECTION 3.1.   POWERS.


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     Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these bylaws relating to actions requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

     (a) Select and remove all officers, agents, and employees of Capital Corp of the West; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them faithful service;

     (b) Change the principal executive office or the principal business office in the State of California from one location to another; qualify Capital Corp of the West to do business in any other state, territory, dependency, or country; conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders' meeting;

     (c) Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

     (d) Authorize the issuance of shares of corporate stock on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received; and

     (e) Borrow money and incur indebtedness on behalf of Capital Corp of the West, and cause to be executed and delivered for Capital Corp of the West's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

SECTION 3.2.   NUMBER OF DIRECTORS.

     The authorized number of directors shall be not less than nine nor more than twelve. The exact number may be changed within those limits by action of the Board or the shareholders. The minimum and maximum numbers may not be changed, nor can a fixed number be substituted for the minimum and maximum numbers, except by an amendment to this bylaw approved by a majority of the outstanding shares entitled to vote.

SECTION 3.3.   ELECTION AND TERM OF DIRECTORS.

     The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1996 annual meeting of stockholders,


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Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his other successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of total directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

This classification of the Board of Directors shall be effective at such times as the corporation is a "listed corporation" as defined in Corporations Code
Section 301.5 or any successor statute.

SECTION 3.4.   VACANCIES.

     A vacancy in the Board of Directors shall be deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Section 303 or Section 304 of the California Corporations Code; (b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court;
(c) if the authorized number of directors is increased; or (d) if at a shareholders' meeting the shareholders fail to elect the full authorized number of directors. Vacancies (except for those caused by a director's removal) may be filled by approval of the Board, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with section 307 of the Corporations Code, or (3) a sole remaining director.

     Vacancies on the Board caused by the removal of a director (except for vacancies created when the Board declares the office of a director vacant as provided in clause (b) of the first paragraph of this section) may be filled only by the shareholders, either by majority vote of the shares represented and voting at a meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the Board, the president, the secretary, or the Board of Directors, unless the notice specifies a later effective


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date.  If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

SECTION 3.5.   PLACE OF MEETINGS.

     Regular meetings of the Board of Directors may be held at any place within or outside the State of California as designated from time to time by the Board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, at the principal executive office of Capital Corp of the West. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

SECTION 3.6.   ANNUAL DIRECTORS' MEETING.

     Immediately after each annual shareholders' meeting, the Board of Directors shall hold a regular meeting at the same place or at any other place designated by the Board, to elect officers and transact other necessary business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

SECTION 3.7.   OTHER REGULAR MEETINGS.

     Other regular meetings of the Board of Directors may be held without call at times to be fixed by the Board of Directors from time to time. Such regular meetings may be held without notice.

SECTION 3.8.   SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the chairman of the Board, the president, any vice president, the secretary, or any two directors.

     Special meetings shall be held on 4 days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the director or to a person at the director's office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at his or her address shown on the corporate records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of Capital Corp of the West.


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SECTION 3.9.   WAIVER OF NOTICE.

     Notice of a meeting, if otherwise required, need not be given to any director who (a) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (b) signs an approval of the minutes of the meeting, or (c) attends the meeting without protesting the lack of notice before or at the beginning of the meeting.
Waivers of notice or consents need not specify the purpose of the meeting. All such waivers, consents, and approvals of the minutes, if written, shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.10.  QUORUM.

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except for adjournment.

     Except as otherwise required by California Corporations Code Section 310 (approval of contracts or transactions in which a director has a material financial interest), Section 311 (appointment of committees), and Section 317(e) (indemnification of directors), every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be deemed the act of the Board of Directors, unless a different requirement is imposed by the Articles of Incorporation.

     A meeting at which a quorum was initially present may continue to transact business despite the withdrawal of directors, if the action taken is approved by at least a majority of the quorum required for that meeting.

SECTION 3.11.  ADJOURNMENT TO ANOTHER TIME OR PLACE.

     Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time and place.

SECTION 3.12.  NOTICE OF ADJOURNED MEETING.

     Notice of the time and place of resuming an adjourned meeting need not be given if the adjournment is for 24 hours or less. If the adjournment is for more than 24 hours, notice of the new time and place shall be given, before the time set for resuming the meeting, to any directors who were not present at the time of adjournment, but need not be given to directors who were present at the time of adjournment.

SECTION 3.13.  ACTION WITHOUT A MEETING BY WRITTEN CONSENT.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the

Board of Directors. All such written consents shall be filed with the minutes of the proceedings of the Board of Directors.


SECTION 3.14.  COMPENSATION OF DIRECTORS.

     Directors and members of committees of the Board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving compensation for those services.

SECTION 3.15.  REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.

     If all or part of the compensation, including expenses, paid by Capital Corp of the West to a director, officer, employee, or agent is finally determined not to be allowable to Capital Corp of the West as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made may be requested, by corporate resolution or policy, to pay to Capital Corp of the West the amount disallowed. The Board of Directors shall, at its discretion, enforce repayment of each such amount disallowed by the taxing authorities.

SECTION 3.16.  DIRECTORS' LIABILITY.

     The liability of the directors of Capital Corp of the West for monetary damages shall be eliminated to the fullest extent permissible under California law.


                                   ARTICLE IV

                                   COMMITTEES

SECTION 4.1.   EXECUTIVE AND OTHER COMMITTEES OF THE BOARD.

     The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may create one or more committees with the authority of the Board ("Board Committees" or "Committees of the Board"), including an executive committee. Each Board committee shall consist of two or more directors, and may have one or more alternate members, also directors. Appointment of members and alternate members requires the affirmative vote of a majority of the authorized number of directors. Committees of the Board, to the extent provided in the Board resolution establishing the committee, may be granted any or all of the powers and authority of the Board except for the following:

     (a) Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

     (b) Filling vacancies on the Board of Directors or any committee of the Board;

     (c) Fixing directors' compensation for serving on the Board or a committee of the Board;

     (d)  Adopting, amending, or repealing bylaws;

     (e) Amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

     (f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

     (g)  Appointing other committees of the Board or their members.

SECTION 4.2.   MEETINGS AND ACTIONS OF BOARD COMMITTEES.

     Meetings and actions of committees of the Board shall be governed by the bylaw provisions applicable to meetings and actions of the Board of Directors as to place of meetings, regular meetings, special meetings, waiver of notice, quorum, adjournment, notice of adjournment, and action by written consent without a meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (a) the time of regular committee meetings may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special committee meetings may also be called by resolution of the Board of directors; (c) notice of special committee meetings shall also be given to all alternate members; and (d) alternate members shall have the right to attend all meetings of the committee. The Board may adopt rules, not inconsistent with the bylaws, for the governance of committees of the Board.

SECTION 4.3.   NON-BOARD COMMITTEES.

     One or more committees without the power and authority of the Board ("non-board" committees) may be created by Board resolution, for investigative and other appropriate purposes. Membership on non-board committees is not limited to directors. To bind Capital Corp of the West, actions of non-board committees must be ratified by the Board of Directors.


                                    ARTICLE V

                                    OFFICERS

SECTION 5.1.   OFFICERS; ELECTION.

     Capital Corp of the West shall have a chairman of the board, a president and chief executive officer, a secretary, and a chief financial officer. There may also be other officers as specified in the bylaws or designated by the Board. Any number of offices may be held by the same person. The officers of the corporation (except for subordinate officers appointed in accordance with the provisions below) shall be elected annually by the Board of Directors. All officers shall serve at the pleasure of the Board.

SECTION 5.2.   CHAIRMAN OF THE BOARD.

     The chairman of the Board shall preside at all Board of Directors meetings.

SECTION 5.3.   PRESIDENT AND CHIEF EXECUTIVE OFFICER.

     Except to the extent that the bylaws or the Board of Directors assign specific powers and duties to the chairman of the Board, the president and chief executive officer shall serve as general manager and chief executive officer of Capital Corp of the West and shall have general supervision, direction, and control over Capital Corp of the West's business and its officers, with all the general powers and duties of management usually vested in a corporation's chief executive officer.

     The president shall preside at all shareholders' meetings, and shall exercise and perform such other powers and duties as prescribed by the bylaws or by the Board of directors. The president shall also preside at Board meetings if the chairman of the Board is absent.

SECTION 5.4.   SECRETARY.

     The secretary shall have the following duties:

     (a) MINUTES. The secretary shall be present at and take the minutes of all meetings of the shareholders, the Board of Directors, and committees of the Board. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, the Board of Directors, and committees of the Board.

     The minutes of each meeting shall state the following: The time and place of the meeting; whether it was regular or special; if special, how it was called or authorized; the notice given or waivers or consents obtained; the names of directors present at Board or committee meetings; the number of shares present or represented at shareholders' meetings, and an accurate account of the proceedings.

     (b) RECORD OF SHAREHOLDERS. The secretary shall keep or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

     (c) NOTICE OF MEETINGS. The secretary shall give notice, or cause notice to be given, of all shareholders' meetings, Board meetings, and committee meetings for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of Capital Corp of the West. The secretary shall maintain records of the mailing or other delivery of notices and documents to shareholders or directors, as prescribed by the bylaws or by the Board of Directors.

     (d) OTHER DUTIES. The secretary shall keep the seal of Capital Corp of the West, if any, in safe custody. The secretary shall have such other powers and perform such other duties as prescribed by the bylaws or by the Board of Directors.

SECTION 5.5.   CHIEF FINANCIAL OFFICER.

     The chief financial officer, who may also be referred to as the treasurer, shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of Capital Corp of the West, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall, as appropriate, (1) deposit corporate funds and other valuables in Capital Corp of the West's name and to its credit with depositories designated by the Board; (2) disburse corporate funds as authorized by the Board; (3) whenever requested by the Board or the chief executive officer, render a statement of Capital Corp of the West's financial condition and an account of all transactions he or she has conducted as chief financial officer; and (4) exercise such other powers and perform such other duties as prescribed by the bylaws or by the Board of Directors.

     The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation's treasurer.

SECTION 5.6.   VICE PRESIDENTS.

     There may be one or more vice presidents, as determined by the Board. In the absence or disability of the president, the president's duties and responsibilities shall be carried out by the highest-ranking available vice president, or if there are two or more unranked vice presidents, by a vice president designated by the Board of Directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents shall have such other powers and perform such other duties as prescribed by the bylaws or assigned from time to time by the Board of Directors or the chief executive officer.

SECTION 5.7.   SUBORDINATE OFFICERS.

     The Board of Directors may appoint, and may empower the chief executive officer to appoint, subordinate officers as required by the corporation's business, whose duties shall be as provided in the bylaws or as determined from time to time by the Board of Directors or the chief executive officer.

SECTION 5.8.   REMOVAL AND RESIGNATION OF OFFICERS.

     Any officer chosen by the Board of Directors may be removed by the Board at any time, with or without cause or notice. Subordinate officers appointed by persons other than the Board may be removed at any time, with or without cause or notice, by the Board or by the person by whom appointed. A removed officer shall have no claim against Capital Corp of the West or individual officers or Board members arising from such removal (other than any rights he or she may have to monetary compensation or damages under an employment contract).

     Any officer may resign at any time by giving the corporation written notice. Unless otherwise specified in the notice, resignations shall take effect on the date the notice is received, and acceptance of the resignation is not necessary to make it effective. An officer's resignation or its acceptance by Capital Corp of the West shall not prejudice any rights Capital Corp of the West may have to monetary damages under an employment contract.

SECTION 5.9.   VACANCIES IN OFFICES.

     Vacancies in offices resulting from an officer's death, resignation, removal, disqualification, or any other cause shall be filled by the Board or by the person, if any, authorized by the bylaws or the Board to make an appointment to that office.

SECTION 5.10.  COMPENSATION.

     Salaries of officers and other shareholders employed by Capital Corp of the West shall be fixed from time to time by the Board of Directors or established under employment agreements approved by the Board of Directors. No officer shall be prevented from receiving this salary because he or she is also a director of Capital Corp of the West.

SECTION 5.11.  REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.

     If all or part of the compensation, including expenses, paid by Capital Corp of the West to a director, officer, employee, or agent is finally determined not to be allowable to Capital Corp of the West as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made may be required to repay to Capital Corp of the West the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authorities.

                                   ARTICLE VI

                                 INDEMNIFICATION

SECTION 6.1.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

 .    (a)  INDEMNIFICATION.  Each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of being or having been a director or officer of the Corporation, or of any predecessor corporation, or being or having been a director or officer serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to Corporation-sponsored employee benefit plans), whether the basis of the proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Corporation's Articles of Incorporation, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith, except that amounts shall be payable in settlement of a proceeding only if the settlement is approved in writing by the Corporation. This indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending and proceeding in advance of final disposition to the fullest extent permitted by law, except that payment under this Article of such expenses in advance of the final disposition of a proceeding shall be conditioned upon delivery to the Corporation of a written request for such payment and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that the director or officer is not entitled to be indemnified.

     (b) EXCLUSIONS. Notwithstanding the foregoing or any other provisions under this Article, the Corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities, or losses incurred or suffered in connection with, or to make any advances with respect to any proceeding against a director or officer: (i) as to which the Corporation is prohibited by applicable law from paying an indemnity; (ii) with respect to expenses of defense or investigation, if the expenses were or are incurred without the corporation's consent (which consent may not be unreasonably withheld); (iii) for which final payment is actually made to the director or officer under an insurance policy maintained by the Corporation, except in respect of any excess beyond the amount of payment under the policy; (iv) for which payment is actually made to the director or officer under an indemnity by the Corporation otherwise than pursuant to this Article, except in respect of any excess beyond the amount of payment under that indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

SECTION 6.2.   INDEMNIFICATION OF EMPLOYEES AND AGENTS.

 .    A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of being or having been an employee or agent of the Corporation or being or having been an employee or agent of the Corporation serving at the request of the Corporation as an employee or agent of another enterprise, including service with respect to Corporation-sponsored employee benefit plans, whether the basis of such action is alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the Corporation and subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation up to the fullest extent permitted by California law and the Articles against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith.

SECTION 6.3.   RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT.

 .    If a claim under Section 6.1 of this Article is not paid by the Corporation or on its behalf within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting the claim.

SECTION 6.6.   SUCCESSFUL DEFENSE.

 .    Notwithstanding any other provision of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the Corporation of a proceeding without admission of liability), in defense of any proceeding referred to in Section 6.1 or in defense of any claim, issue, or matter therein, that director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

SECTION 6.5.   INDEMNITY AGREEMENTS.

 .    The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permissible under applicable law and the Corporation's Articles of Incorporation.

SECTION 6.6.   SUBROGATION.

     In the event of payment by the Corporation of a claim under Section 6.1 or
Section 6.2 of this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 6.7.   NONEXCLUSIVITY OF RIGHTS.

 .    The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 6.8.   INSURANCE.

 .    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify that person against such expense, liability, or loss under California law.

SECTION 6.9.   EXPENSES AS A WITNESS.

 .    To the extent that any director, officer, employee or agent of the
Corporation is by reason of that position a witness in any action, suit, or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 6.10.  NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS.


 .    This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have power to indemnify that trustee, investment manager, or other fiduciary to the extent permitted by Corporations Code Section 207(f).

SECTION 6.11.  SEPARABILITY.

 .    Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision of this Article. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and the claimant, the broadest possible indemnification permitted under applicable law.

SECTION 6.12.  EFFECT OF REPEAL OR MODIFICATION.

 . No repeal or modification of this Article shall adversely affect any right of indemnification of a director, officer, employee, or agent of the Corporation existing at the time of the repeal or modification with respect to any action or omission occurring prior to such repeal or modification.


                                   ARTICLE VII

                               RECORDS AND REPORTS

SECTION 7.1.   SHAREHOLDER LISTS; INSPECTION BY SHAREHOLDERS.

     The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as the Board shall determine, a record of the names and addresses of all shareholders and the number and class of shares held by each.

     A shareholder or group of shareholders holding 5 percent or more of the outstanding voting shares of the corporation may (a) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on 5 days' prior written demand on the corporation; and/or (b) obtain from Capital Corp of the West's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders entitled to vote for the election of directors and their shareholdings, as of the most recent date for which a record has been compiled or as of a specified date which is later than the date of demand. This list shall be made available within 5 days after demand or within 5 days after the specified later date as of which the list is to be compiled.

     The record of shareholders shall also be open to inspection during usual business hours, on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interest in Capital Corp of the West. Any inspection or copying under this section may be made in person or by the holder's agent or attorney.

SECTION 7.2.   MAINTENANCE OF BYLAWS.

     Capital Corp of the West shall keep at its principal executive office, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of Capital Corp of the West is outside of California and Capital Corp of the West has no principal business office in this state, the secretary shall, upon a shareholder's written request, furnish to that shareholder a copy of the bylaws as amended to date.

SECTION 7.3.   MINUTES AND ACCOUNTING RECORDS.

     The minutes of proceedings of the shareholders, Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of Capital Corp of the West, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection during usual business hours on the written demand of any shareholder or holder of a voting trust certificate, for a purpose reasonably related to the holder's interests in the corporation. The inspection may be made in person or by an agent or attorney, and includes the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of Capital Corp of the West.

SECTION 7.4.   INSPECTION BY DIRECTORS.

     Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of Capital Corp of the West and each of its subsidiary corporations. This inspection may be made by the director in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

SECTION 7.5.   ANNUAL REPORT TO SHAREHOLDERS.

     Inasmuch as, and for as long as, there are less than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board considers appropriate.

SECTION 7.6.   FINANCIAL STATEMENTS.

     Capital Corp of the West shall keep a copy of any annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets on file in its principal executive office for 12 months; these documents shall be exhibited (or copies provided) to shareholders at all reasonable times. If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year, Capital Corp of the West shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

     A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver them personally or by mail to the requesting shareholders within 30 days after the receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless Capital Corp of the West has sent the shareholders an annual report for the last fiscal year.

     Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by Capital Corp of the West, or a certificate by the authorized corporate officer stating that the financial statements were prepared without audit from Capital Corp of the West's books and records.

SECTION 7.7.   ANNUAL INFORMATION [DOMESTIC STOCK] STATEMENT.

     (a) Every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of Capital Corp of the West's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of Capital Corp of the West, and a designation of the corporation's agent for service of process, all in compliance with Section 1502 of the Corporations Code of California.

     (b) Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in Capital Corp of the West's last annual statement on file in the Secretary of State's office, Capital Corp of the West may, in lieu of filing the annual statement, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.


                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

SECTION 8.1.   RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS.

     For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders' meetings and giving written consent of the shareholders without a meeting), the Board of Directors may fix in advance a record date not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of any shares on the corporate books after the record date, except as otherwise provided by statute.

     If the Board of Directors does not so fix a record date in advance, the record date for these purposes shall be at the close of business on the later of
(a) the day on which the Board of Directors adopts the applicable resolution or
(b) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

SECTION 8.2.   AUTHORIZED SIGNATORIES FOR CHECKS.

     All checks, drafts, or other orders for payment of money, notes, and other evidences of indebtedness issued in the name of or payable to Capital Corp of the West shall be signed or endorsed in the manner and by the persons authorized by the Board of Directors.

SECTION 8.3.   EXECUTING CONTRACTS AND INSTRUMENTS.

     The Board of Directors may authorize any of its officers or agents to enter into any contract or execute any instrument in the name of and on behalf of Capital Corp of the West. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of Capital Corp of the West shall have any power or authority to bind Capital Corp of the West in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these bylaws, or unless an unauthorized act was later ratified by Capital Corp of the West.

SECTION 8.4.   SHARE CERTIFICATES.

     One or more certificates for shares of the capital stock of Capital Corp of the West shall be issued to each shareholder when any of the shareholder's shares are fully paid.

     All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of Capital Corp of the West by (a) one of the following: the chairman or vice chairman of the Board of Directors, the president, or any vice president; and (b) one of the following: the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary. Any of the signatures on the certificate may be facsimile. If a party who has signed share certificates ceases to be an officer or other agent before the certificate is issued, the corporation may issue the certificate with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

     The share certificates shall state, by way of appropriate legend, any restrictions on share ownership or transfer, and any other statements required by applicable federal or state securities regulations.


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SECTION 8.5.   LOST CERTIFICATES.

     Except as provided in this section, no new certificates for shares shall be issued to replace old certificates unless the old certificates are surrendered to Capital Corp of the West for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as the Board may require, which may include a requirement that the owner give Capital Corp of the West a bond or other adequate security sufficient to protect Capital Corp of the West against any claim that may be made against it (including any expenses or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

SECTION 8.6.   SHARES OF OTHER CORPORATIONS: HOW VOTED.

     Shares of other corporations standing in the name of Capital Corp of the West shall be voted by the chief executive officer or a person designated by the chief executive officer. If neither of them is able to act, the shares may be voted by a person designated by the Board of Directors. The authority to vote shares includes the authority to execute a proxy in the corporation's name for purposes of voting the shares.

SECTION 8.7.   REIMBURSEMENT OF NONDEDUCTIBLE COMPENSATION.

     If all or part of the compensation, including expenses, paid by Capital Corp of the West to a director, officer, employee, or agent is finally determined not to be allowable to Capital Corp of the West as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay upon demand to Capital Corp of the West the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authorities.

SECTION 8.8.   CONSTRUCTION AND DEFINITIONS.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Sections 101 through 195 of the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes a corporation and a natural person.

SECTION 8.9.   TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL.

     Any limitations on the transfer of shares shall be set forth in the Articles of Incorporation. If the Articles of Incorporation do not contain such a limitation, all shares shall be freely transferable subject to the ability of shareholders to contractually limit transferability.


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                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1.   AMENDMENT OF ARTICLES OF INCORPORATION.

     Unless otherwise provided under California Corporations Code Sections 900 through 911, amendments to the Articles of Incorporation may be adopted if approved by the Board and approved by a majority of the outstanding shares entitled to vote, either before or after approval by the Board. An amendment to the Articles of Incorporation shall be effective as of the date that the appropriate certificate of amendment is filed with the Secretary of State.

SECTION 9.2.   AMENDMENT OF BYLAWS.

     Except as otherwise required by law or by the Articles of Incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the Board of Directors or by a majority of the outstanding shares entitled to vote.



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                       CERTIFICATE OF CORPORATE SECRETARY

     I, Karen J. Venditti, do hereby certify that I am the duly elected and qualified Secretary and the keeper of the records and corporate seal of Capital Corp of the West, a California Corporation, and that the above is a true and correct original of the Bylaws duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law on June 20, 1995, and amendments as adopted by the Board of Directors in meetings since that time and are now in full force and effect.

     IN WITNESS WHEREOF, I have affixed my name as Secretary.




--------------------------------------------------
Karen J. Venditti
Corporate Secretary






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